Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-284588, 333-278660, 333-276712, 333-271473 and 333-264118) of Vinci Partners Investments Ltd. of our report dated February 26, 2025 relating to the financial statements of Vinci Partners Investments Ltd., which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 29, 2025